Exhibit 1.1

Execution Copy

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

1,150,000 Shares 7.625 % Series A Cumulative Redeemable Preferred Stock

(Par Value $0.01 Per Share)

(Liquidation Preference Equivalent to $25.00 Per Share)

UNDERWRITING AGREEMENT

November 30, 2006

STIFEL, NICOLAUS & COMPANY, INCORPORATED

as Representative of the several Underwriters named in Schedule I hereto
c/o Stifel, Nicolaus & Company, Incorporated
100 Light Street, 31st Floor
Baltimore, MD 21202

Ladies and Gentlemen:

Monmouth Real Estate Investment Corporation., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as Representative (the “Representative”) 1,150,000 shares (the “Firm Shares”) of the Company’s 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).  The Company also proposes to grant to the Underwriters an option to purchase up to an additional 172,500 shares of Series A Preferred Stock solely to cover over-allotments (the “Option Shares,” the Option Shares, together with the Firm Shares, are hereinafter called the “Shares”).  The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

As the Representative, you have advised the Company (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Shares set forth opposite their names in Schedule 1.

The Company wishes to confirm as follows its agreement with you in connection with the purchase of the Shares by the several Underwriters.

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (SEC File No. 333-136896) under the Act (“Registration Statement 333-136896”), which registration statement included a prospectus (the “Basic Prospectus”), relating to up to $100,000,000 in aggregate offering price or number of, among other securities, the Common Stock of the Company (the “Common Stock”) and the Preferred Stock of the Company, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424 under the Act.  Registration Statement 333-136896, including any amendments thereto filed prior to the Execution Time, became effective on October 3, 2006.  Except where the context otherwise requires, Registration Statement 333-136896, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement.  The Basic Prospectus, together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) is hereinafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule II hereto or that the parties hereto shall hereinafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, taken together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.             Agreement to Sell and Purchase.

(a)           The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties, covenants and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per Share, the number of Firm Shares set forth opposite such Underwriter’s names on Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, the Company hereby grants an option to the several Underwriters to purchase at their election, severally and not jointly, up to the number of Option Shares set forth opposite such Underwriters’ names on Schedule I hereto at the same purchase price set forth in Section 2(a), plus accumulated dividends, if any, on such Option Shares to the date of purchase.  Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of the Option Shares as to which the several Underwriters are exercising the option and the settlement date (each, an “Option Closing Date”).  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) Business Days after the date of such notice.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares.

3.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and to offer the Shares upon the terms set forth in the Prospectus.  Each Underwriter, severally and not jointly, represents and agrees as follows:

(a)           unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(s) hereto; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto.

4.             Delivery of the Shares and Payment Therefor.  The Company will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company, at the office of Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) at 10:00 A.M., Baltimore, Maryland time, on December 5, 2006, or at such other time not later than seven full business days thereafter as Stifel Nicolaus and the Company determine, such time being herein referred to as the “Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.  The Firm Shares to be delivered will be delivered to the Representative for the respective accounts of the several Underwriters through the book-entry facilities of DTC and will be made available for inspection by the Underwriters by 1:00 p.m. New York City time at least 24 hours prior to the Closing Date at such place as the Underwriters and the Company shall agree.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided in Section 2(b).  The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company, at the above office of Stifel Nicolaus at 10:00 A.M., Baltimore, Maryland time on the applicable Option Closing Date.  The Option Shares to be delivered will be delivered to the Representative for the respective accounts of the several Underwriters through the book-entry facilities of DTC and will be made available for inspection by the Underwriters by 1:00 p.m. New York City time at least 24 hours prior to the Option Closing Date at such place as the Underwriters and the Company shall agree.

5.             Agreements of the Company.  The Company covenants and agrees with each of the Underwriters as follows:

(a)           If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Disclosure Package would (i) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (ii) conflict with the information contained in the Registration Statement, the Company will (x) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (y) promptly amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (z) promptly supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(c)           The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing:  (i) of any review, issuance of comments, or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in Section 5(f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d)           Upon request, the Company will furnish to the Representative and counsel to the Representative, without charge:  (i) ten signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements, all exhibits to the registration statement and signed copies of all consents and certificates of experts; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representative may request; and (iv) ten copies of the exhibits to the Incorporated Documents.  The Company will pay all of the expenses of printing or other production of all documents relating to the offering.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Prior to the end of the period of time referred to in the first sentence in Section 5(f) below, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or file any document which upon filing becomes an Incorporated Document, of which the Representative shall not previously have been advised or to which, after the Representative shall have received a copy of the document proposed to be filed, the Representative shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Company will give the Representative notice of its intention to make any other filing pursuant to the Exchange Act from the Execution Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)            As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales of Shares by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies (written and electronic, as requested) of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representative may request.  The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriters or dealers.  If during such period of time:  (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or

(ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representative of such event and forthwith prepare and, subject to the provisions of Section 5(e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.  If the Company and the Representative agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g)           The Company will:  (i) use its best efforts to qualify the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate;  (ii) comply with the securities or blue sky laws to maintain such qualifications in effect so long as required for the distribution of the Shares; (iii) pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; and (iv) file such consents to service of process or other documents necessary or appropriate to effect such registration or qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(s) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            The Company will make generally available to its security holders and to the Representative an earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of this Agreement and ending not later than 15 months thereafter as soon as practicable after the end of such period, but not later than 45 days after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(j)            During the period commencing on the date hereof and ending on the third anniversary of the date hereof, the Company will furnish to the Representative:  (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission; and (ii) from time to time such additional information concerning the business and financial condition of the Company as the Representative may, from time to time, reasonably request.

(k)           If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(l)            The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

(m)          If Rule 430A, 430B or 430C of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters of the time and manner of such filing.

(n)           The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)           During the period commencing on the date hereof and ending on the third anniversary of the date hereof, the Company will comply and will use its best efforts to cause its tenants to comply in all material respects with all applicable Environmental Laws (as hereinafter defined).

(p)           During the period commencing on the date hereof and ending on the third anniversary of the date hereof, the Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and to continue to have each of its corporate subsidiaries (other than its taxable REIT subsidiaries) comply with all applicable laws and regulations necessary to maintain a status as a “qualified REIT subsidiary” under the Code.

(q)           The Company will use its best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(r)            During the period commencing on the date hereof and ending on the third anniversary of the date hereof, the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(s)           The Company will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form and substance approved by the Representative and attached as Exhibit A hereto and will file such final term sheet with the Commission as soon as practicable after the Execution Time.  The Company will file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act.  The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Act.

(t)            The Company will use best efforts to complete all required filings with the NASDAQ and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the NASDAQ, subject to notice of issuance.

(u)           At or prior to the Closing Date, the Company will prepare and file a registration statement on Form 8-A with the Commission covering the Shares.

(v)           The Company will prepare and file articles supplementary to the Company’s articles of incorporation, authorizing the Series A Preferred Stock and designating the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof relating thereto (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland (“Maryland DAT”) prior to the Closing.

(w)          If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

6.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Underwriters:

(a)           The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

(b)           The Company and the transactions contemplated by this Agreement satisfy all of the requirements for using Form S-3 under the Act pursuant to the standards for such form in effect currently.  The Registration Statement became effective on October 3, 2006.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Act are pending before or, to the best of the Company’s knowledge, threatened by the Commission.  The Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.  The Registration Statement satisfies the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule.  The Registration Statement, in the form in which it became effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Exchange Act.  On each Effective Date and at the Execution Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.  On the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date and each Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(c)           The Disclosure Package did not at the Execution Time, and will not on the Closing Date and each Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(d)           Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(s) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.

(e)           Except for certain language omitted from the certifications attached to the Company’s Form 10-K for the year ended September 30, 2005 and the Company’s Form 10-Q’s for the periods ending December 31, 2005 and March 31, 2006, as noted in a letter from the Commission dated September 7, 2006, the Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.  The Company has given the Representative notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Execution Time.  No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(f)            The Shares have been duly and validly authorized and will conform in all material respects to the description of the Shares contained in the Disclosure Package and the Prospectus and, when issued and delivered and paid for by the Underwriters in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable.  The form of certificate for the Shares will be in valid and sufficient form in compliance with the NASDAQ requirements.

(g)           Each of the Company and each of its subsidiaries is a corporation, limited liability company, partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, with full corporate, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(h)           Neither the Company nor any of its subsidiaries does any business in Cuba.

(i)            The Company has no subsidiary or subsidiaries other than as set forth on Schedule III hereto, and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association.  The issued shares of capital stock of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non assessable and is owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(j)            There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, or to which the Company or any properties of the Company or any of its subsidiaries is subject, that (i) are required to be described in the Registration Statement or the Prospectus but are not described as required; (ii) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (iii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.  There are no statutes, regulations, capital expenditures, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).  The statements in the Prospectus under the heading “Material United States Federal Income Tax Consequences” and in the Pricing  Prospectus and the Prospectus Supplement under the heading “Certain Federal Income Tax Considerations” fairly summarize the matters therein described.

(k)           Neither the Company nor any of its subsidiaries is:  (i) in violation of (x) its respective articles of incorporation or by-laws, (y) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its subsidiaries, which violation would be reasonably likely to have a Material Adverse Effect, or (z) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or any of their respective properties may be bound, and no such default is foreseeable.

(l)            (i) As of the date of this Agreement, the Company owns either directly or through investment interests, 42 properties (the “Properties”); to the Company’s knowledge, neither the Company nor any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would be reasonably likely to have a Material Adverse Effect; (ii) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects; (iii) neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would be reasonably likely to have a Material Adverse

Effect; (iv) the leases under which the Company leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of the Company; (v) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would be reasonably likely to have a Material Adverse Effect; and (vi) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties and assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein.

(m)          Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares), nor the fulfillment of the terms hereof:  (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (x) such as may be required for the registration of the Shares under the Act and compliance with the securities or blue sky laws of various jurisdictions, (y) such as may be required for the listing of the Shares on NASDAQ and (z) the filing with the Maryland DAT of the Articles Supplementary), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, including the Articles Supplementary, or by-laws of the Company or any of its subsidiaries; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any properties of the Company or any of its subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any properties of the Company or any of its subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any property or assets of the Company or any of its subsidiaries is subject.

(n)           To the Company’s knowledge, each of KPMG LLP and Reznick Group, P.C., who have certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), was, as of September 12, 2006 and during the periods covered by the financial statements on which each reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

(o)           The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply.  Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.  The other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.  The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act.

(p)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(q)           Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of its subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either the Company or its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of either the Company or its subsidiaries.

(r)            The Company and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(s)           The “significant subsidiaries” of the Company as defined in Section 1 02(w) of Regulation S-X are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(t)            The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.  The Company has not, directly or indirectly:  (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (x) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(u)           The Company and each of its subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus, where such failure to possess could reasonably be expected to have a Material Adverse Effect, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus.  The Company and each of its subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and except as would not reasonably be expected to have a Material Adverse Effect, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus.  Except as described in the Disclosure Package and the Prospectus, neither the termination, revocation or modification of any permit singly or in the aggregate, nor the announcement of an unfavorable decision, ruling or finding with respect to any permit, would have a Material Adverse Effect.

(v)           The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and each of its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company and each of its subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements.  The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)          Except for certain language omitted from the certifications attached to the Company’s Form 10-K for the year ended September 30, 2005 and the Company’s Form 10-Q’s for the periods ending December 31, 2005 and March 31, 2006, as noted in a letter from the Commission dated September 7, 2006, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(x)            To the Company’s knowledge, neither the Company and its subsidiaries nor any employee or agent of the Company and its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(y)           No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect.  To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could be reasonably likely to result in a Material Adverse Effect.

(z)            The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be likely to have a Material Adverse Effect except as set forth in the Disclosure Package and the Prospectus.

(aa)         No holder of any security of the Company has any right to require registration of the Shares or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

(bb)         The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses.  The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(cc)         The Company is not now, and after sale of the Shares to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)         (i)            To the Company’s knowledge, the Company, its subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required or advisable to maintain or achieve such compliance and except as is disclosed in the Environmental Reports (defined below) and except for non-compliance and expenditures that have not and will not reasonably be likely to have a Material Adverse Effect on the relevant Property.

(ii)           Neither the Company nor any of its subsidiaries has at any time and, to the best of the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties and provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and are not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

(iii)          To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports and except for those circumstances not reasonably likely to result in a Material Adverse Effect.

(iv)          Neither the Company nor any of its subsidiaries has received notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports.

(v)           To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list.

(vi)          In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

(ee)         The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Code Sections 856 through 860 and the rules and regulations thereunder.  As of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Code Section 857(a)(2)(B).  The Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code.

(ff)           The Company has one “taxable REIT subsidiary” within the meaning of Code Section 856(l) and with respect to such “taxable REIT subsidiary,” the election under Code Section 856(l)(1)(B) has been, or will be, timely made and has not been revoked or taxable REIT subsidiary status was imposed under the provisions of Code Section 856(l)(2).  Each of the Company’s corporate subsidiaries, except for its taxable REIT subsidiaries, is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Code Section 856(i) and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications.  Each of the Company’s non-corporate subsidiaries qualifies as a partnership or a disregarded entity for federal income tax purposes.

(gg)         The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and its subsidiaries are in compliance with such policies and instruments in all material respects and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company and each of its subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(hh)         The Company and its subsidiaries have title insurance on each of the Properties in an amount at least equal to the greater of:  (i) cost of acquisition of such property; or (ii) the replacement cost of the improvements located on such property.

(ii)           No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring and of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus.

(jj)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(kk)         Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate.  Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ll)           No stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(mm)       The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of common stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(nn)         Application has been made to list the Shares on the NASDAQ.

7.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter, within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares and the Preferred Stock as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(s) hereto or in any amendment thereof or supplement thereto; or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) arise out of or are based upon a breach of the representations and warranties in this Agreement.  The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative in writing specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability, which any Underwriter may otherwise have.  The Company acknowledges that the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is as set forth in Section 12 hereof.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party:  (i) will not relieve it from liability under Section 7(a) or 7(b) herein unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or 7(b) herein.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:  (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in Section 7(a) or 7(b) herein is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriters hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things:  (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.             Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a)           (i)  The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Act (without reference to Rule 424(b)(8) under the Act); the final term sheet contemplated by Section 5(s) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act and (ii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)           Subsequent to the Execution Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred:  (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); or (ii) any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representative and its counsel, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the  Representative, adversely affect the market for the Shares.

(c)           The Representative shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Blackwell Sanders Peper Martin LLP, counsel for the Company, dated as of such date and addressed to the Representative, to the effect that:

(i)            The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing under the laws of the jurisdictions as identified in Schedule 1 attached to the opinion.  This opinion will be based solely upon review of the Public Documents listed on Schedule 1 attached to the opinion.

(ii)           MRC I, LLC is validly existing as a limited liability company in good standing under the laws of the State of Wisconsin, and the membership interest in MRC I, LLC owned by the Company, is held free and clear of any security interest recorded with the Maryland Department of Assessments and Taxation.  This opinion will be based solely upon review of the Public Documents listed on Schedule 2 attached to the opinion.

(iii)          The issuance and sale of the Preferred Stock, the execution, delivery and performance of the Agreement by the Company and the transactions contemplated thereby do not conflict with, or do not violate, or result in any breach of, or constitute a default under (nor constitute an event that with notice, lapse of time or both would constitute a breach of or default under), (i) any applicable federal or state law, regulation or statute or any order or judgment of any court or governmental agency or body known to counsel to the Company, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any property or assets of the Company or any of the Subsidiaries is subject, that is filed or incorporated by reference as an exhibit to the Registration Statement (except counsel to the Company shall express no opinion as to compliance with any financial covenants or financial ratios contained therein).

(iv)          The business of the Company and MRC I, LLC as described in the Registration Statement, the Disclosure Package or the Prospectus does not, as of the date hereof, violate the Organizational Documents, the operating agreement of MRC I, LLC or the provisions of any agreement to which the Company or any of the Subsidiaries is a party that is filed or incorporated by reference as an exhibit to the Registration Statement (except counsel to the Company shall express no opinion as to compliance with any financial covenants or financial ratios contained therein).

(v)           No approval, authorization, consent or order of, or filing with, any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Agreement, the issuance and sale of the Preferred Stock or the consummation of the transactions contemplated thereby, by the Company, other than such as have been, or after the date hereof will be, obtained or made under the Securities Act or the Exchange Act, and such approvals as have been obtained in connection with the listing of the Preferred Stock on the NASDAQ; provided, however, that counsel to the Company shall not express any opinion as to any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Preferred Stock is being offered by the Underwriters or any approval of the underwriting terms and arrangements relating to the offering of the Preferred Stock by the NASD.

(vi)          The issuance and sale of the Preferred Stock by the Company is not subject to preemptive or other similar rights arising under any agreement to which the Company is a party that is filed or incorporated by reference as an exhibit to the Registration Statement (except counsel to the Company shall express no opinion as to compliance with any financial covenants or financial ratios contained therein).

(vii)         Except as otherwise described in the Registration Statement, the Disclosure Package or the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement that are set forth in any document that is filed or incorporated by reference as an exhibit to the Registration Statement (except counsel to the Company shall express no opinion as to compliance with any financial covenants or financial ratios contained therein).

(viii)        At the time the Registration Statement became effective, the Registration Statement and, as of the date of the Agreement and the date hereof,

the Disclosure Package and the Prospectus (in each case, other than the financial statements, financial schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package and the Prospectus, as to which counsel to the Company shall express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.  Counsel to the Company will not know of any amendment to the Registration Statement, the Disclosure Package or the Prospectus or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

(ix)           To the knowledge of the counsel to the Company, except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened, against the Company, its Subsidiaries or any of their officers and directors or to which the Company’s or its Subsidiary’s assets are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency which, if determined adversely to the Company or its Subsidiaries, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by the Agreement, or that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus, but are not so described.

(x)            The Company is not, and after giving effect to the issuance and sale of the Preferred Stock contemplated by the Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined by, or required to be registered under, the Investment Company Act of 1940.

(xi)           The Registration Statement has been declared effective under the Securities Act.  Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).  All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.  To the knowledge of counsel to the Company, no stop order suspending the effectiveness or use of the Registration Statement, the Disclosure Package or the Prospectus has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

(xii)          The Preferred Stock has been duly authorized for listing, subject to official notice of issuance, on NASDAQ.

Furthermore, such counsel shall state that the Company is in conformity with the requirements for qualification as a REIT under the Code and provide other related tax opinions as set forth in Exhibit B attached hereto.

In addition, Venable, LLP, special Maryland counsel to the Company, shall provide an opinion regarding issues relating to Maryland law in substantially the same form as set forth in Exhibit C attached hereto.

Furthermore, Landy and Landy, counsel to the Company shall provide an opinion in substantially the same form as set forth in Exhibit D attached hereto.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in the preparation of the Prospectus Supplement and in conferences with officers and other representatives of the Company, representatives of independent public accountants for the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Disclosure Package, and the Prospectus and related matters were discussed, and they have reviewed certain corporate records, documents and proceedings and, although they have not undertaken to determine independently, do not express an opinion as to, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except to the limited extent set forth in the opinions set forth in paragraph (viii) above, on the basis of the foregoing, no facts have come to their attention that lead them to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, and as of the date hereof or that as 12:30 p.m. New York City time on the date hereof and as of the date hereof, the Disclosure Package, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that they express no belief with respect to the financial statements, financial schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus), or that the Company or any of its Subsidiaries is in default in the performance of any material provision in any agreement to which the Company or any of the Subsidiaries is a party that is filed or incorporated by reference as an exhibit to the Registration Statement.  The limitations inherent in independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that they do not assume any responsibility, except as otherwise stated in the opinions contained in paragraph (viii) above, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus or any amendments or supplements thereto.  Nothing contained therein shall be construed as a confirmation by such law firm that any information has or should have been conveyed to any particular investor at a particular time or in any particular manner.

In rendering such opinion, such counsel may (1) rely as to matters governed by the laws of states other than Maryland on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and (2) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d)           The Representative shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Arent Fox PLLC, counsel for the Underwriters, dated as of such date and addressed to the Representative with respect to such matters as the Underwriters may request.

(e)           The Representative shall have received a letter addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Reznick Group P.C., an independent registered public accounting firms, substantially in the form heretofore approved by the Representative; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(f)            (i)  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries; (iv) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus

(or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Execution Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date, and the Representative shall have received a certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to the Representative), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

(g)           The Company shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(h)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)            The Company shall have completed all required filings with the NASDAQ and other necessary actions to cause the Shares to be listed and admitted and authorized for trading on the NASDAQ, subject to notice of issuance.

(j)            The Company shall have furnished or caused to be furnished to the Representative such further certificates and documents as the Representative shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and its counsel.

Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representative at, or at any time prior to, the Closing Date or any Option Closing Date, with respect to any Option Shares remaining to be purchased.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Arent Fox PLLC,

Attn:  Carter Strong, Esq., counsel for the Underwriters, at 1050 Connecticut Avenue, NW, Washington, D.C.  20036 on or prior to such date.

9.             Expenses.  The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the NASDAQ Global Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; and (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares.

10.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine so that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.           Termination of Agreement.  This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters to the Company, by notice to the Company, if, prior to the Closing Date:  (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representative, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Company’s common stock or outstanding preferred stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York or New Jersey shall have been declared by either federal or state authorities; (v) the Company or any of its subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Shares and the delivery of the Shares by the Underwriters at the public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto).  Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

12.           Information Furnished by the Underwriters.  The statements in the third and the ninth paragraphs under the heading “Underwriting” in any Preliminary Prospectus and in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(c)(ii) and 7(b) hereof.

13.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

15.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Stifel, Nicolaus & Company, Incorporated, 100 Light Street, 31st Floor Baltimore, MD 21202, (facsimile: (410) 454-5342), Attention: Bob Oliver; or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728, (facsimile: (732) 577-9981), Attention: Eugene W. Landy and Cynthia J. Morgenstern.

16.           Successors.  This Agreement has been made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

17.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.           Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

21.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

22.           Definitions.  The term which follows, when used in this Agreement, shall have the meaning indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 433” and “Rule 456” refer to such rules under the Act.

 [Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement for Series A Preferred Stock]

SCHEDULE I

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Underwriters	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	632,500	94,876
Cohen & Steers Capital Advisors, LLC	201,250	30,187
Ryan Beck & Co., Inc.	201,250	30,187
Ferris, Baker Watts, Incorporated	115,000	17,250
Total	1,150,000	172,500

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

1)             Final Term Sheet, in the form attached as Exhibit A hereto

SCHEDULE III

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Organization

MRC I, LLC	Wisconsin

MREIC Financial, Inc.	Maryland

Significant Subsidiaries	State of Organization

None

EXHIBIT A

FINAL TERM SHEET

Free Writing Prospectus	Registration Statement No. 333-136896
Dated November 30, 2006	Filed Pursuant to Rule 433 of the Securities Act of 1933

Monmouth Real Estate Investment Corporation

7.625 % Series A Cumulative Redeemable Preferred Stock

Issuer:	Monmouth Real Estate Investment Corporation

Security:	Shares of 7.625% Series A Cumulative Redeemable Preferred Stock

Shares Offered:	1,150,000 shares (Upsized from 1,000,000 shares)

Over-allotment Shares:	172,500 shares (Upsized from 150,000 shares)

Public Offering Price:	$25.00 per share; $28,750,000 total (not including over-allotment option)

Underwriting Discounts and Commissions:	$0.7875 per share; $905,625 total (not including over-allotment option)

Proceeds to the Issuer (before expenses):	$24.2125 per share; $27,844,375 total (not including over-allotment option)

Estimated Issuer Expenses:	$225,000, excluding underwriting discounts and commissions

Use of Proceeds:

The Issuer intends to use the net proceeds from this offering to fund expansion of its properties, to purchase additional properties, to repay indebtedness under its credit facility and for general corporate purposes

Sole-Bookrunner:	Stifel, Nicolaus & Company, Incorporated

Co-managers:	Cohen & Steers Capital Advisors, LLC Ryan Beck & Co., Inc. Ferris, Baker Watts, Incorporated

Underwriting Allocation:	Stifel, Nicolaus & Company,	632,500
	IncorporatedCohen & Steers Capital Advisors, LLC	201,250
	Ryan Beck & Co., Inc.	201,250
	Ferris, Baker Watts, Incorporated	115,000

Redemption:	At the Issuer’s option on or after December 5, 2011 (subject to certain additional optional redemption rights described in the prospectus supplement)

Dividend Rights:	7.625% of the liquidation preference per year, cumulative from December 5, 2006 (subject to increase to 8.625% under certain circumstances as described in the prospectus supplement)

Dividend Payment Dates:	Quarterly on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2007

Settlement Date:	December 5, 2006

Selling Concession:	Not to exceed $0.50 per share

Reallowance to Other Dealers:	Not to exceed $0.45 per share

Type of Security:	SEC Registered

CUSIP Number:	609720 20 6

ISIN Number:	US6097202062

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Stifel, Nicolaus & Company, Incorporated toll-free at 1-800-729-6888.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT B

[LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]

[UNDERWRITERS]

[Monmouth Real Estate Investment Corporation

Juniper Business Plaza

Suite 3-C

3499 Route 9 North

Freehold, New Jersey  07728]

Re:	Monmouth Real Estate Investment Corporation ___% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”)

Dear Ladies and Gentlemen:

We are special legal counsel to Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), and have represented the Company in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”), which term includes the prospectus dated October 3, 2006 (the “Base Prospectus”), the preliminary prospectus supplement relating to the Preferred Stock dated November 27, 2006 (the “Preliminary Prospectus Supplement”) and the pricing prospectus supplement dated November 30, 2006 (the “Final Prospectus Supplement”) and all documents incorporated and deemed incorporated by reference therein) with the Securities and Exchange Commission, relating to the issuance and sale by the Company of its shares of 7.625 % Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”).  You have requested our opinion on certain federal income tax matters in connection with the issuance and sale of the Preferred Stock pursuant to the Registration Statement.  For purposes of this Opinion Letter, the term “Subsidiary” means any corporation, limited partnership or limited liability company for which the Company owns fifty percent (50%) or more of the outstanding equity interests.

In rendering this opinion, we have reviewed (i) the Registration Statement; (ii) the Company’s Articles of Incorporation and Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.625 % Series A Cumulative Redeemable Preferred Stock, each as filed with the applicable state agency and as in effect from October 1, 2000, forward; (iii) the Company’s Bylaws, as amended, and as in effect from October 1, 2000, forward; (iv) the Company’s tax returns for the fiscal periods ended September 30, 2001, through September 30, 2005; (v) the Company’s financial statements for the fiscal periods ended September 30, 2001, through September 30, 2005; (vi) checklists provided by the Company for the periods ended September 30, 2001, through September 30, 2006, setting forth the information necessary to determine whether the Company met the asset, income, and distribution tests to be qualified as a real estate investment trust under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the “1986 Code,” and sometimes hereinafter referred to with the Internal Revenue Code of 1954, as amended (the “1954 Code”), as the “Code”) and factual material provided underlying the information presented in the checklists; (vii) the leases for each property owned by the Company and each Subsidiary during the period from October 1, 2000, through September 30, 2006; (viii) relevant documents signed in connection with each sale of Company property occurring during the period from October 1, 2000, through September 30, 2006; (ix) the Company’s property management agreement with Cronheim Management Services, Inc.; (x) the form of annual notice to shareholders requesting written documentation of the number of shares owned for the fiscal periods ended September 30, 2001, through September 30, 2005, and the responses received for such fiscal periods; (xi) the organizational documents of each Subsidiary, as amended; and (xii) certain other information and documents deemed necessary or appropriate for rendering our opinion  We have also obtained a certificate (the “Officer’s Certificate”) from Eugene W. Landy, the Company’s President and Chairman of the Board, related to certain matters pertaining to the Company’s qualification as a real estate investment trust under Code Sections 856 et seq. for the periods from the Company’s first election as a real estate investment trust in 1968 through September 30, 2006.

For purposes of this Opinion, with your consent we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies, (ii) any documents that we reviewed in proposed form will be executed in substantially the same form, (iii) the Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust for any taxable year, and (iv) no action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.  Furthermore, with respect to matters of fact, in rendering this opinion we have also relied upon the representations of fact set forth in the Officer’s Certificate.  Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer’s Certificate and the underlying assumptions upon which they are based, to our knowledge no such factual matter stated therein is materially false or misleading.  When an opinion or statement is stated to be “to our knowledge”, or other words of similar import appear, the language means only that we have no actual knowledge to the contrary and does not indicate or imply any investigation or inquiry, of the Company or others, on our part beyond review of the documents set forth in the immediately preceding paragraph.  For this purpose, “we” means only those attorneys within our firm who have done substantive work on matters relating to this opinion who are Raymond Kreienkamp, Page Pardo, Gary Gilson, Kirstin Pace Salzman or Greg S. Steinberg.

Based upon the foregoing, and the discussions in the Registration Statement, we are of the opinion that: (1) based solely on the Officer’s Certificate, upon which we believe reliance by our firm is reasonable, for its taxable years ended September 30, 1968 through September 30, 2000, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code; (2) for its taxable years ended September 30, 2001 through September 30, 2006, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code; (3) the Company’s current and proposed organization and method of operation will permit it to continue to meet the requirements for taxation as a “real estate investment trust” under the Code for its September 30, 2007 taxable year and thereafter; and (4) the federal income tax discussion described in the Base

Prospectus under the caption “Material United States Federal Income Tax Consequences” and in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Certain Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects, and the discussion thereunder fairly summarizes in all material respects, and expresses our opinion insofar as it relates to, the federal income tax laws referred to therein.

We note, however, that the ability of the Company to continue to qualify as a real estate investment trust for any year will depend upon future events, some of which are not within the Company’s control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Officer’s Certificate and this letter will continue to be accurate in the future.  In addition, our opinions are based on the Code, the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), cases or other relevant authority, and the status of the Company as a real estate investment trust for federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions “Material United States Federal Income Tax Consequences” and “Legal Matters” in the Prospectus included in the Registration Statement.  By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

EXHIBIT C

1.             The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Company’s authorized equity capitalization was as set forth in the Prospectus under the caption “Description of Series A Preferred Stock — General.”  The authorized stock of the Company, including the Preferred Stock, conforms in all material respects to the description thereof contained in the Prospectus under the captions “Description of Capital Stock,” “Description of Series A Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

3.             The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, do not and will not conflict with or violate (a) the Charter or the Bylaws or (b) any Maryland law, regulation or rule to which the Company may be subject.

4.             The Company has the corporate power to own, lease and operate its properties and conduct its business in all material respects as described under the caption “Item 1.  Business” in the Annual Report, to execute and deliver the Agreement and to issue, sell and deliver the Shares as contemplated by the Agreement.

5.             The Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

6.             Except for such approvals, authorizations, consents, orders or filings, if any, as may be required under the securities laws of the State of Maryland (as to which we express no opinion), no approval, authorization, consent or order of, or filing with, any Maryland governmental authority having jurisdiction over the Company is required in connection with the execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, except such as have been obtained or made.

7.             The issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the Agreement against payment of the consideration specified in the Agreement, the Shares will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights under the Maryland General Corporation Law, the Charter or the Bylaws.

8.             The shares of the Company’s stock issued an outstanding immediately prior to the issuance of the Shares are free of any preemptive or similar rights under the Maryland General Corporation Law, the Charter or the Bylaws.

9.             The statements in the Prospectus under the captions “Description of Capital Stock,” “Description of Series A Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws,” to the extent that such statements constitute summaries of Maryland law or summaries of certain provisions of the Charter or the Bylaws, are correct in all material respects.

EXHIBIT D

1.  All of the currently issued and outstanding capital stock of the Company has been duly authorized, validly issued and is fully paid and non-assessable, and, to our knowledge, none of such capital stock is subject to any preemptive or similar rights arising under any agreement.